                                                                 Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of Party City Corporation on Form S-8 of our report dated February 24, 1998 (March 10, 1998 as to note 12) appearing in this Annual Report on Form 10-K of Party City Corporation for the year ended December 31, 1997.




DELOITTE & TOUCHE LLP


Parsippany, New Jersey
March 30, 1998